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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

                  AGREEMENT, made as of the First day of August, 1990, between

                           NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a corporation of the State of New Jersey, having its principal place of business at 3131 Princeton Pike, Lawrenceville, New Jersey (hereinafter called the "Company")

                                       and

                           LISA J. KRAMER, residing at 924 Rock Creek Road, Bryn Mawr, Pennsylvania 19010 (hereinafter called "Ms. Kramer")

                  WHEREAS, the Company desires to employ, retain and make secure for itself the experience, abilities and services of Ms. Kramer as its Vice President of Claims for a period of at least three (3) years from the effective date hereof; and

                  WHEREAS, Ms. Kramer desires to be so employed by the Company on the terms and conditions stated herein;

                  NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

         1. Term. The Company agrees to, and does hereby, employ Ms. Kramer as its Vice President of Claims for a three (3) year term commencing August 1, 1990 and ending July 31, 1993, unless terminated sooner as herein provided. In the event, however, that the Company does not intend to renew this Agreement for a renewal term of at least one year, then it shall so notify Ms. Kramer not less than one year prior to the expiration date set forth in the immediately preceding sentence. The failure of the Company to furnish such timely notice of non-renewal shall constitute the binding commitment of the Company to extend the term of this Agreement (on the same terms and conditions as herein set forth) for a period of at least one year, unless Ms.
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Kramer rejects such extension by written notice delivered to the Board of
Directors at least 120 days prior to the otherwise applicable expiration date.

         2. Duties of Ms. Kramer. Ms. Kramer shall devote her entire business time and attention to the interest and affairs of the Company in an executive capacity as Vice President of Claims and will not during the period of her employment hereunder engage in any other business or undertaking of any kind, except those of an investment nature, without the prior written approval of the President or the Board of Directors of the Company. Ms. Kramer shall be furnished with a private office, stenographic help and such other facilities and services suitable to her executive position as a Vice President and adequate for the performance of her duties.

                  Ms. Kramer shall (subject to the supervision of the President, to whom she shall report) be responsible for overseeing the activities of the Claims Department. Ms. Kramer shall serve on such committees as the President or the Board of Directors may from time to time direct. Ms. Kramer understands and agrees that her duties may include the provision of services for or in respect of other organizations with which the Company is affiliated by membership, contract or otherwise. Ms. Kramer shall, in addition, perform the duties incident to the foregoing as well as such other duties, not inconsistent with the foregoing or with her executive position, as the President or the Board of Directors may from time to time direct.

         3. Relocation Expenses of Ms. Kramer. The Company shall assist Ms. Kramer to relocate her principal residence to the Lawrenceville, NJ area (including Bucks County, PA) as follows:

                  (a) The Company shall lend Ms. Kramer up to $60,000 at 10% simple interest to be used as deposit moneys on a new home, provided Ms. Kramer executes a promissory note


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satisfactory to the Company in its form and content, and which note bears a term not to exceed one year. Alternatively, the Company may guarantee a $60,000 credit line for Ms. Kramer at a commercial lending institution for up to a one year period, provided Ms. Kramer executes a reimbursement agreement satisfactory to the Company in its form and content.

                  (b) The Company shall reimburse Ms. Kramer for the following:

                           (i) interest on the loan described in (a);

                           (ii) up to 18 months of interest at the prevailing
market rate on a swing loan needed to finance acquisition of a new home pending sale of Ms. Kramer's current home.

                           (iii) a relocation allowance of a minimum of Five
Thousand Dollars ($5,000.00) to be used for the payment of expenses incurred by Ms. Kramer in relocating her principal residence to the Lawrenceville, New Jersey area, such as the attorneys' fees for selling her current home and purchasing a new home and moving costs. Expenses over the minimum relocation allowance of Five Thousand Dollars ($5,000.00) may be reimbursed if the expenses are reasonable, in the sole discretion of the Board of Directors. Such relocation allowance shall be paid as soon as administratively feasible after the submission of receipts or other documents by Ms. Kramer adequate to substantiate the amount of and purpose of the expenditure; and

                           (iv) Actual broker's fees up to six percent of the
sale price of Ms. Kramer's current home.

                           (v) The maximum amount reimbursed under subparagraphs
(i), (ii), and (iv) combined shall not exceed six percent of the sale price of Ms. Kramer's current home.


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         4. Salary. During the term hereof, the Company shall pay to Ms. Kramer a salary of One Hundred Fifty Thousand ($150,000) Dollars annually, payable in equal bi-weekly installments. Such salary, and Ms. Kramer's performance hereunder, shall be subject to a six-month review by the Board of Directors as of February 1, 1991 and an annual review thereafter as of each August 1. Such reviews will include cost of living and merit considerations. The Board of Directors, in its sole and uncontrolled discretion, may grant a salary increase as it deems appropriate.

         5. Vacation. Ms. Kramer shall be entitled to four weeks vacation, with pay, during each twelve month period hereof. Such vacation shall be taken on reasonable prior notice and at a time and manner which shall not interfere with the proper operation of the Company's business. No more than ten days of unused vacation time may be carried over to any subsequent calendar year.

         6. Employee Benefits. Ms. Kramer shall be entitled to any employee benefits which may be made available to all salaried employees of the Company and on the same terms and conditions as offered to any other salaried employee of the Company. All matters of eligibility for benefits under any plan or plans of retirement, deferred compensation, health, hospitalization, life insurance or other benefits provided by the Company shall be determined in accordance with the provisions of the employee benefit plans or the insurance policies, as the case may be.

         7. Automobile. During the period of Ms. Kramer's employment hereunder, the Company shall supply her with an automobile suitable to her executive position for her use, and the Company shall pay all maintenance, fuel, repairs and insurance expense in connection with said automobile. Upon termination of her employment with the Company, Ms. Kramer shall have


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the right to purchase from the Company, at its then "trade-in" value (according to National Automobile Dealers Association publications, or other reputable sources), the automobile supplied to her by the Company.

         8. Other Business Expense. During the period of her employment, Ms. Kramer will be reimbursed for her ordinary and necessary expenses incurred by her for the Company in the performance of her duties hereunder in accordance with the general policies of the Company as adopted by the Board of Directors from time to time. Ms. Kramer agrees to account monthly to the Company in detail reasonably sufficient to substantiate that all such expenses were ordinary and necessary and incurred in the performance of her duties hereunder, or the Company shall have no obligation to reimburse Ms. Kramer therefore.

         9. Furnishing of Records. Ms. Kramer agrees to furnish to the Company, or the insurer under any policy of insurance providing benefits hereunder, or the trustee or administrator of any employee benefit plan of the Company, or to the authorized representative of any of the same, such records or other information as may be reasonably required by them in connection with the provision of benefits or the reimbursement of expense hereunder. In the event that Ms. Kramer fails to provide such records or furnish such information within a reasonable time after request therefor, Ms. Kramer shall be deemed to have waived her rights with respect to such benefits or such reimbursement hereunder without liability to the Company.

         10. Confidential Information and Materials. (a) Ms. Kramer hereby acknowledges and agrees that all Confidential Information and Materials, as defined below, of the Company she has received either directly or indirectly within the scope of her employment, has been disclosed to her in a relationship of confidence and she hereby covenants and agrees that she will keep the same


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confidential as more fully specified below. (For purposes of this Paragraph, the term "Company" shall include any entity affiliated with the Company through some degree of common ownership). She will not, without having first obtained the written consent of the Company, directly or indirectly, communicate, reproduce, disclose, reveal or use, any Confidential Information and Materials of the Company whether such Confidential Information was acquired or developed by her in the course of her employment or was otherwise obtained. She agrees that she will not utilize any Confidential Information and Materials either on her own behalf or on behalf of any Person, in any enterprise, venture, project or business. (The term "Person" shall refer to any individual, corporation, partnership, joint venture or other entity or association).

                  This Agreement does not apply to Confidential Information and Materials (i) that have entered the public domain through no fault of Ms. Kramer, (ii) that the Company has authorized for public dissemination, (iii) that were known to or possessed by her prior to her employment by the Company,
(iv) that were learned or obtained by her from sources having no duty of confidentiality to the Company, or (v) that are generally available within the medical professional liability insurance industry.

                  (b) All Confidential Information and Materials obtained in the course of Ms. Kramer's employment by the Company, whether developed by her or not, shall be the sole property of the Company, shall not be removed from the premises of the Company without the written consent of the Company, and shall be surrendered by her to the Company upon request by either the Company or upon termination of her employment. She agrees not to retain any copies, reproductions, notes or samples of Confidential Information and Materials.


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                  (c) Each and every Invention, as that term is defined below, relating to the business or activities of the Company, that Ms. Kramer, solely or jointly with others, made or conceived of during the term of her employment by the Company shall be the sole and exclusive property of the Company.

                  (d) In the event of a breach or threatened breach by Ms. Kramer of the provisions of this Agreement, the Company shall be entitled to an injunction restraining her from disclosing, in whole or in part, information about the Company or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Ms. Kramer.

                  (e) Confidential Information and Materials means and includes, but is not limited to the following, however obtained by or disclosed to Ms. Kramer and either (i) used or contemplated for use (and, if in writing, shall include machine readable forms) in or pertaining to the business as engaged in by the Company or (ii) as may have been disclosed by the Company to Ms. Kramer: patent disclosures and applications; technology; trade secrets; designs; formulas; know-how; contracts; projects; documents; files; photographs; drawings; sketches; data processing and computer software techniques; programs and systems in any stage of development or completion; inventions; improvements; discoveries; product components or compositions; processes; parts of processes; manufacturing or engineering techniques; prototypes; tools; equipment; samples; specimens; model; books; notebooks; papers; compilation of information; records and specifications; operating methods; computer lists; the terms and conditions of, and


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any information disclosed pursuant to, any license or similar agreement to which the Company is party; the marketing methods, business plans, bid procedures, operating practices and related financial data of the Company and of its existing and potential licensors, licensees, customers, vendors, and suppliers; the data and prices the Company obtains or has obtained, or at which it sells or has sold, its product or services; research, development, manufacturing and sales costs and receipts; lists or other written records used in the Company's business; bids and proposals by the Company; information regarding Company's financial condition; compensation and other terms of Company's collective bargaining and other labor agreements.

                  "Inventions" shall mean and include any new inventions, discoveries, modifications, improvements, ideas, conceptions, developments, and designs, whether or not (i) patentable, (ii) tested, (iii) reduced to practice or (iv) subject to copyright.

         11. Termination with Cause. The Company shall have the right to terminate Ms. Kramer's employment hereunder prior to the expiration of the term provided herein, without liability to it, in the event of any of the following:

                  (a) Ms. Kramer's death;

                  (b) Ms. Kramer's inability to perform her duties as set forth herein for a period of thirteen consecutive weeks , or a period of thirteen weeks in any one calendar year, or sixteen weeks in any two year period during the term hereof, except that the first sixteen weeks of disability resulting from my pregnancy or childbirth shall not be counted;

                  (c) Demonstrable and material dereliction of duty or responsibility by Ms. Kramer;


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                  (d) The performance of any material act of dishonesty by Ms.
Kramer relating to the Company or the type of duties to be performed by her hereunder;

                  (e) Commission of a "crime" by Ms. Kramer, as such term is defined in N.J.S.A., 2C:1-4 (which definition, it is noted, excludes disorderly persons offenses and other petty offenses);

                  (f) The willful or grossly negligent commission by Ms. Kramer of any act materially harmful to the Company;

                  (g) The willful or grossly negligent impairment by Ms. Kramer of any Confidential Information and Materials as such term is defined in Paragraph 10, or

                  (h) Except as may be permitted pursuant to the provisions of Paragraph 2 hereof, employment or engagement in any occupation or business other than Ms. Kramer's employment with the Company pursuant to this Agreement.

         12. Termination Without Cause. The Company shall have the right to terminate Ms. Kramer's employment hereunder, without cause, upon thirty (30) days notice to Ms. Kramer, provided that, subject to the provisions of Paragraph 13 hereof, Ms. Kramer's compensation and benefits shall continue until the expiration of the term provided herein.

         13. Obligation To Ms. Kramer Upon Termination; Limit of Liability. In the event of termination by the Company of Ms. Kramer's employment hereunder prior to the expiration of the term herein provided without cause (or assertedly without cause), Ms. Kramer agrees to utilize her best efforts promptly to obtain other employment at a comparable salary to that provided herein and in a position suitable in consideration of Ms. Kramer's ability, experience and reputation. Any compensation (including the value of any fringe benefits) received by Ms.


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Kramer pursuant to any other employment obtained shall serve to reduce any liability of the Company hereunder. Should Ms. Kramer fail to make such efforts, she shall be deemed to have waived all rights to compensation or other benefits hereunder after the date of such termination (except such as shall be then vested in her), and the Company shall have no liability hereunder after the date of such termination. In no event shall the liability of the Company hereunder exceed the amount of compensation and benefits provided hereby.

         14. Termination By Ms. Kramer. Notwithstanding any provision herein contained to the contrary, Ms. Kramer may at any time terminate her employment hereunder upon 120 days written notice delivered to the Board of Directors of the Company.

         15. Employment After Termination or Expiration. In the event of the termination of Ms. Kramer's employment with the Company for any reason, including expiration of this Agreement, other than as set forth in the following sentence, Ms. Kramer agrees that she will not, for a period of three years after the effective date of such termination, compete directly or indirectly, as an employee, consultant or otherwise, with the Company or with the Medical Inter-Insurance Exchange of New Jersey (the "Exchange"), or accept employment with any person, firm or corporation which competes directly or indirectly with the Company or the Exchange; provided, however, that employment with any insurance company which then (directly or through its subsidiaries and affiliated companies) accounts for less than fifteen percent (15%) of all written premiums for medical professional liability (including hospital liability) insurance for New Jersey insured, shall not be deemed to violate the terms hereof. The restrictions set forth in this Paragraph, however, shall not apply in the event of (i) termination by the Company without cause as provided in Paragraph 12 hereof, or (ii) expiration of this Agreement if the Company shall not


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have offered (in writing) to extend the term hereof for at least one year and upon the same terms and conditions as herein set forth. Ms. Kramer expressly agrees that upon any breach or violation of the terms of this Paragraph, the Company, in addition to any other remedy, shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction.

         16. Protection against Personal Liability. The Company agrees to maintain, to the extent reasonably available, a directors' and officers' liability insurance policy, naming Ms. Kramer as an insured thereunder, issued by a reputable insurer, with policy limits of at least $1,000,000 (per claim and in the aggregate) and containing coverages, conditions and exclusions which are customary in such policies. The Company further agrees to reimburse Ms. Kramer for any loss covered under such policy to the extent of any deductible amount provided therein. In the event that the Company determines, in its reasonable discretion, that such an insurance policy is not reasonably available, it shall (in lieu of maintaining such a policy) indemnify Ms. Kramer against any and all losses or expenses normally covered by such policies to the extent set forth in the first two sentences of this Paragraph.

         17. Assignment. The parties recognize and acknowledge that this Agreement is one for the personal services of Ms. Kramer and, therefore, may not be assigned by her; nor may the services required of her hereunder be performed by any other person without the authorization of the Company.

         18. Other Binding Instruments, Etc. In addition to the policies, plans and other instruments and documents described in Paragraph 8 hereof, the following instruments and documents are incorporated herein by reference and shall not be deemed superseded by this Agreement:


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                  Any and all applications, agreements and elections relating to the plans and policies referred to in Paragraph 6 hereof, or relating to any other employee benefit plan program maintained by the Company.

         19. Oral Negotiations Superseded; Amendment. This Agreement and (to the extent specified herein) any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. This Agreement may not be amended or modified in any manner, including this provision against oral amendment or modification, except by an instrument in writing signed by the parties hereto.

         20. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and Ms. Kramer and their respective successors, assigns, executors and administrators, except that Ms. Kramer may not assign this Agreement and may not substitute another person to perform the services required to be performed by her hereunder except as specifically provided herein.

         21. Paragraph Headings. Paragraph headings used herein are for convenience only and shall not affect construction of this Agreement.

         22. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New Jersey.

         23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Ms. Kramer has hereunto affixed her hand and seal, all as of the day and year first above written.

                                   NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.


                                   By:  /s/ Daniel Goldberg
                                        ----------------------------------------
                                        Daniel Goldberg, President


ATTEST:


/s/ Palma E. Formica
-----------------------------------
Palma E. Formica, M.D.
Secretary/Treasurer



                                        /s/ Lisa J. Kramer
                                        ----------------------------------------
                                        Lisa J. Kramer


WITNESS:


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